UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2023

Airbnb, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39778	26-3051428
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

888 Brannan Street

San Francisco, California 94103

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (415) 510-4027

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	ABNB	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

As previously disclosed, Italy passed a law in 2017 requiring short-term rental platforms that process payments to withhold Host income tax and collect and remit tourist tax, among other obligations (“2017 Law”). Airbnb, Inc. (the “Company”) has challenged this law before the Italian courts and the Court of Justice of the European Union (“CJEU”). In December 2022, the CJEU found that European law does not prohibit member states from passing legislation requiring short-term rental platforms to withhold income taxes from their hosts, but determined that the requirement to appoint a tax representative, on which the 2017 Law and the withholding obligations are based, is contrary to European Union law. In October 2023, the Italian national court upheld the ruling of the CJEU. The Company’s subsidiary in Italy and subsidiary in Ireland are subject to tax audits in Italy, including in relation to transfer pricing and withholding obligations.

Also as previously disclosed, in May 2023, the Guardia di Finanza de Milano issued a Tax Audit Report recommending to the Italian tax authorities a formal tax assessment of 779 million Euros on Airbnb’s Irish subsidiary (“Airbnb Ireland”) relating to the 2017 Law and associated withholding tax obligations. The matter was referred to the public prosecutors’ office, which is typical once the Tax Authority issues its audit report and assessment.

On November 6, 2023, at the behest of the public prosecutor, Italian police presented the Company with a court order purportedly authorizing them to seize the 779 million Euro assessment from Airbnb Ireland.

Airbnb Ireland has been in active discussions with the Italian tax agency since June 2023 to resolve this matter. The Company believes that it and its subsidiaries have acted in full compliance with the law and intends to exercise its rights with respect to this issue. The Company also continues to believe that it is not subject to the 2017 Law based on the CJEU and Italian court rulings. Due to the inherent complexity and uncertainty of the 2017 Law, the Company is unable to determine an estimate of the possible loss or range of loss in this matter, but such amounts could be material.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIRBNB, INC.

Date: November 7, 2023	By:	/s/ David E. Stephenson
David E. Stephenson Chief Financial Officer